Exhibit 10.10

                                 CORPORATE NOTE

     Dated: December 31, 2000

     Amount of Note: $11,656.39

     On December 31, 2000, for value received, Torque Engineering Corporation, a corporation organized under the laws of Deleware, whose principal place of business is located at 2932 Thorne Drive, Elkhart, Indiana 46514, in this note referred to as corporation, promises to pay to Richard D. Wedel, of 3900 Woodcastle Road, Evansville, Indiana 47711, in this note referred to as payee, the amount of Eleven Thousand Six Hundred Fifty six Dollars and Thirty Nine cents ($11,656.39) without interest on or before June 30, 2001 hereof.

     If there is a default on such payment when due, the entire amount of principal and interest at the rate of Ten (10%) shall become immediately due and payable without notice.

     In witness whereof, corporation has caused this note to be executed by its duly authorized officer.

     Torque Engineering Corporation

     By:        /s/ I. Paul Arcuri
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                I. Paul Arcuri
                Vice President

     Accepted: /s/ Richard D. Wedel
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               Richard D. Wedel